Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                    TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

                                -----------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

                New York                                13-5160382
     (Jurisdiction of incorporation                  (I.R.S. Employer
       if not a U.S. national bank)                 Identification No.)

  One Wall Street, New York, New York                     10286
(Address of principal executive offices)                (Zip code)

                                -----------------

                         ONCOR ELECTRIC DELIVERY COMPANY
               (Exact name of obligor as specified in its charter)

                 Texas                                           75-2967830
     (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                         Identification No.)

         500 N. Akard Street
             Dallas, Texas                                         75201
(Address of principal executive offices)                         (Zip code)

                                -----------------

                         5% EXCHANGE DEBENTURES DUE 2007
                         7% EXCHANGE DEBENTURES DUE 2022
                       (Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION.*

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the           2 Rector Street, New York, N.Y. 10006
  State of New York                        and Albany, N.Y. 12203
Federal Reserve Bank of New York         33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation    550 17th Street, N.W., Washington, D.C.
New York Clearing House Association         20429
                                         New York, N.Y. 10005

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None. (See Note on page 2.)

ITEM 16. LIST OF EXHIBITS.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1.   -    A copy of the Organization Certificate of The Bank of New York
               (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits
               1a and 1b to Form T-1 filed with Registration Statement No.
               33-21672 and Exhibit 1 to Form T-1 filed with Registration
               Statement No. 33-29637.)

     4.   -    A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form
               T-1 filed with Registration Statement No. 33-31019.)

     6.   -    The consent of the Trustee required by Section 321(b) of the Act.
               (Exhibit 6 to Form T-1 filed with Registration Statement No.
               33-44051.)

     7.   -    A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

----------
     * Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.


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                                      NOTE

     Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                                    SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of September, 2002.


                                          THE BANK OF NEW YORK


                                             By:    /s/ Remo J. Reale
                                                    -----------------
                                             Name:  Remo J. Reale
                                             Title: Vice President


                                      -2-
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                                                                       EXHIBIT 7
                                                                   (Page 1 of 3)

                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS                                                        Dollar Amounts
------                                                          In Thousands
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and currency
    and coin...........................................           $2,850,111
  Interest-bearing balances............................            6,917,898
Securities:
  Held-to-maturity securities..........................            1,201,319
  Available-for-sale securities........................           13,227,788
Federal funds sold in domestic offices.................            1,748,562
Securities purchased under agreements to resell........              808,241
Loans and lease financing receivables:
  Loans and leases held for sale.......................              974,505
  Loans and leases, net of unearned
    income...................................36,544,957
  LESS: Allowance for loan and
    lease losses................................578,710
  Loans and leases, net of unearned
     income and allowance..............................           35,966,247
Trading Assets.........................................            6,292,280
Premises and fixed assets (including
  capitalized leases)..................................              860,071
Other real estate owned................................                  660
Investments in unconsolidated subsidiaries
  and associated companies.............................              272,214
Customers' liability to this bank on
   acceptances outstanding.............................              467,259
Intangible assets......................................
  Goodwill.............................................            1,804,922
  Other intangible assets..............................               70,679
Other assets...........................................            4,639,158
                                                                 -----------
Total assets...........................................          $78,101,914
                                                                 ===========


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                                                                       EXHIBIT 7
                                                                   (Page 2 of 3)
LIABILITIES
-----------
Deposits:
  In domestic offices..................................          $29,456,619
  Noninterest-bearing........................11,393,028
  Interest-bearing...........................18,063,591
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs.............................           26,667,608
  Noninterest-bearing...........................297,347
  Interest-bearing...........................26,370,261
Federal funds purchased and securities sold
  under agreements to repurchase.......................            1,422,522
Trading liabilities....................................            2,946,403
Other borrowed money:
  (includes mortgage indebtedness and
  obligations under capitalized leases)................            1,844,526
Bank's liability on acceptances executed and
 outstanding...........................................              469,319
Subordinated notes and debentures......................            1,840,000
Other liabilities......................................            5,998,479
                                                                 -----------
Total liabilities......................................          $71,112,441
                                                                 ===========
Minority interest in consolidated
  subsidiaries.........................................              500,154

EQUITY CAPITAL
--------------
Perpetual preferred stock and related surplus                              0
Common stock...........................................            1,135,284
Surplus................................................            1,055,509
Retained earnings......................................            4,224,963
Accumulated other comprehensive income.................               53,563
Other equity capital components........................                    0
Total equity capital...................................            6,489,319
                                                                 -----------
Total liabilities and equity capital...................          $78,101,914
                                                                 ===========


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                                                                       EXHIBIT 7
                                                                   (Page 3 of 3)


I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                        Thomas J. Mastro,
                                    Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi              )         Directors
Gerald L. Hassell            )
Alan R. Griffith             )